Exhibit 23.1

                       CONSENT OF INDEPENDENT ACCOUNTANTS
                       ----------------------------------


We hereby consent to the incorporation by reference in this Registration Statement on Form S-3 of our report dated March 13, 2003 relating to the consolidated financial statements, which appears in Elizabeth Arden Inc.'s Annual Report on Form 10-K for the year ended January 31, 2003. We also consent to the reference to us under the heading "Experts" in such Registration Statement.


PricewaterhouseCoopers LLP

New York, New York
January 29, 2004